Exhibit E


                        SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of March 14, 2002, by and between RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and INFINEON TECHNOLOGIES AG, a German stock corporation (the "Purchaser").

The Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase, on the terms and subject to the conditions set forth in this Agreement, a 5% Secured Convertible Debenture in the form attached hereto as Exhibit A (the "Debenture") and a Warrant in the form attached hereto as Exhibit B (the "Warrant"). The Warrant purchased by the Purchaser at the Closing (as defined below) will entitle the Purchaser to purchase a number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") equal to thirty percent (30%) of the original principal amount of the Debenture purchased by the Purchaser at the Closing divided by the Closing Price (as defined below). The Warrant will have an exercise price per share equal to one hundred and twenty-five percent (125%) of the Closing Price.

The Debenture is convertible into shares of Common Stock (the "Conversion Shares") in accordance with its terms. The Warrant is exercisable into shares of Common Stock (the "Warrant Shares") in accordance with its terms. The Debentures, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities".

The Company's obligations under the Debenture, including without limitation its obligation to make payments of principal thereof and interest thereon, shall be secured by the Company's European Receivables and, in the event that such security interest is insufficient to satisfy the Company's obligations under the Debenture, by a security interests in the Company's Intellectual Property (as defined below) pursuant to the terms of a Security Agreement in the form to be agreed by the Company and the Purchaser prior to the Closing (as defined below) containing the terms set forth on Exhibit C hereto (the "Security Agreement").

The Company has agreed to effect the registration of the Conversion Shares and the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Rights Agreement dated as of February 2, 2001 by and between the Company and the Purchaser (the "Registration Rights Agreement"), as amended by Amendment No. 1 ("Amendment No. 1") to the Registration Rights Agreement in the form attached as Exhibit D hereto . The sale of the Debenture and the Warrant by the Company to the Purchaser will be effected in reliance upon the provisions of Regulation S ("Regulation S"), as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

The Purchaser has also agreed to amend the Share Purchase Agreement (as defined below) to extend the standstill period contained in Section 7.9(a)(i) thereof for an additional period of eighteen (18) months in accordance with Amendment No. 1 to the Share Purchase Agreement in the form attached as Exhibit E hereto ("SPA Amendment No. 1").


                                    Page-1

The Company and the Purchaser hereby agree as follows:

1.  PURCHASE AND SALE OF DEBENTURE AND WARRANT.

1.1 Purchase of Debenture and Warrant. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and the Purchaser agrees to purchase (i) the Debenture with a principal amount of Three Million United States Dollars ($3,000,000) and
(ii) the Warrant. The purchase price for the Debenture and the Warrant being purchased by the Purchaser (the "Purchase Price") shall be equal to the principal amount of the Debenture, provided that the Purchase Price shall be allocated between the Debenture and the Warrant as may be agreed between the Company and the Purchaser. The date on which the closing of the purchase and sale of the Debenture and Warrant occurs (the "Closing") is hereinafter referred to as the "Closing Date". The Closing will be deemed to occur when
(A) all of the conditions set forth in this Agreement shall have been satisfied or waived and (B) full payment of the Purchase Price has been made by the Purchaser to the Company by wire transfer of immediately available funds to the account of the Company (specified in writing to the Purchaser not less than one (1) Business Day before the Closing) against physical delivery by the Company of the Debenture and Warrant purchased by the Purchaser at the Closing.

1.2 Certain Definitions. When used herein, the following terms shall have the respective meanings indicated:

"Affiliate" means, as to any Person (the "subject Person"), any other Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the subject Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, through representation on such Person's Board of Directors or other management committee or group, by contract or otherwise.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banks are authorized by law to close in New York, New York or Frankfurt, Germany .

"Closing Price" means the average of the daily VWAP for each of the five (5) Trading Days immediately preceding, but not including, the date of this Agreement.

"Conversion Price" has the meaning specified in the Debenture.


                                    Page-2

"Debt" means, as to any Person at any time (without duplication), and except as described on Schedule 1.2 hereof: (a) all indebtedness, liabilities and obligations of such Person for borrowed money; (b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than one hundred twenty (120) days (other than trade accounts payable that have been disputed in good faith); (c) all capital lease obligations of such Person;
(d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and (g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

"Deed of Trust" has the meaning specified in the Joint Investor Securities Purchase Agreement.

"Environmental Law" means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any Permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

"European Receivables" means the Company's receivables derived from the conduct of the Company's business in Europe (as determined in accordance with GAAP), including without limitation, sales to a customer of the Company located in any European country or whose purchase of goods or services from the Company is directed for use in such customer's European operations.

"Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

"Exercise Price" shall have the meaning specified in the Warrant.


                                    Page-3

"GAAP" means United States generally accepted accounting principles, applied on a consistent basis, as set forth in (i) opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants,
(ii) statements of the Financial Accounting Standards Board and (iii) interpretations of the Commission and the Staff of the Commission and/or each of their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

"Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.

"Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, license or other directive or requirement of any federal, state, county, municipal, parish, provincial or other Governmental Authority or any department, commission, board, court, agency or any other instrumentality of any of them.

"Intellectual Property" means any U.S. or foreign intellectual property, including, but not limited to, patents, patent rights, patent applications, trademarks, trade names, service marks, brand names, logos and other trade designations (including unregistered names and marks), trademark and service mark registrations and applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations, processes, methods, trade secrets, computer software, computer programs and source codes, manufacturing research and similar technical information, engineering know-how, customer and supplier information, assembly and test data drawings or royalty rights.

"Joint Investor Closing" means the closing to occur under the Joint Investor Securities Purchase Agreement.

"Joint Investor Debentures" means the debentures purchased by and/or issuable to the Joint Investors pursuant to the Joint Investor Securities Purchase Agreement.

"Joint Investor Documents" means the Joint Investor Securities Purchase Agreement, the Joint Investor Debenture, the Joint Investor Registration Rights Agreement, Joint Investor Warrant, the Deed of Trust, and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing (relating to the Joint Investor Securities Purchase Agreement).

"Joint Investor Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 14, 2002, by and between the Company and each of the entities whose names appear on the signature page thereto, as contemplated by the Joint Investor Securities Purchase Agreement.


                                    Page-4

"Joint Investors" means each of the entities (other than the Company) whose names appear on the signature pages to the Joint Investor Securities Purchase Agreement.

"Joint Investor Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of March 14, 2002, by and between the Company and each of the entities whose names appear on the signature page thereto, which contains substantially the same terms as this Agreement.

"Joint Investor Warrants" means the warrants purchased by and/or issuable to the Joint Investors pursuant to the Joint Investor Securities Purchase Agreement.

"Lien" means, with respect to any Property, and except as described on
Schedule 1.3 hereof, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, tax lien, financing statement, pledge, charge, or other lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority, restriction or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

"Material Adverse Effect" means an effect that has material and adverse consequences on (i) the consolidated business, operations, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined below).

"Material Contracts" means, as to the Company, any supply, purchase, service, employment, tax, indemnity, stockholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, the Company is in excess of $50,000, or by which the Company or any of its Properties is otherwise bound to an obligation in excess of $50,000 and any and all amendments, modifications, supplements, renewals or restatements thereof, provided that development, license and other agreements similar to the types of agreements the Company has entered into from time to time relating to the creation, development, and exploitation of the Company's present or future Intellectual Property shall not be deemed to be Material Contracts.

"Maturity Date" with respect to a Debenture shall mean the five-year anniversary of the issue date for such Debenture, or such earlier date to which the Maturity Date may be accelerated pursuant to the terms of such Debenture.


                                    Page-5

"Obligations" means any and all indebtedness, liabilities and obligations of the Company to the Purchaser evidenced by and/or arising pursuant to any of the Transaction Documents (including, without limitation, this Agreement, the Debentures and the Warrants), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligations of the Company to repay principal of the Debentures, to pay interest on the Debentures (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Transaction Documents.

"Pension Plan" means an employee benefit plan (as defined in ERISA) maintained by the Company for employees of the Company or any of its Affiliates.

"Permitted Liens" means the following:

(a) encumbrances consisting of easements, rights-of-way, zoning restrictions or other restrictions on the use of real Property or imperfections to title that do not (individually or in the aggregate) materially impair the ability of the Company or any of its Subsidiaries to use such Property in its businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

(b) Liens for taxes, assessments or other governmental charges that are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

(c) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens, and for which adequate reserves (as determined in accordance with GAAP) have been established;

(d)  Liens securing obligations that are not Debt.

"Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

"Property" means property and/or assets of all kinds, whether real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto).


                                    Page-6

"Purchaser Documents" means this Agreement, the Debenture, the Warrant, Amendment No. 1, the Security Agreement and all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

"Real Property" means all real Property owned by the Company and set forth on Schedule 3.21 hereto.

"Restricted Payment" means (a) any dividend or other distribution (whether in cash, Property or otherwise), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to all of the holders of that class, and except scheduled dividend payments with respect to the Series A Preferred Stock; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Company or any of its Subsidiaries now or hereafter outstanding, except the Debenture, Warrant, Joint Investor Warrants, Joint Investor Debentures, and except the scheduled redemption of the Series A Preferred Stock; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any Debt other than with respect to the Debenture, Warrant, Joint Investor Warrants and Joint Investor Debentures; and (d) any loan, advance or payment to any officer, director or stockholder of the Company or any of its Subsidiaries, exclusive of reasonable compensation and reimbursements paid to officers or directors in the ordinary course of business. Notwithstanding the foregoing, the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof and set forth on Schedule
3.5 or the grant of additional options or warrants or the issuance of additional securities, in each such case under any Company stock option or restricted stock plan approved by the Board of Directors of the Company, shall not be deemed to be a Restricted Payment.

"Series A Preferred Stock" means shares of the Company's Series A
Convertible Preferred Stock outstanding as of the date of this Agreement.

"Share Purchase Agreement" means the Share Purchase Agreement, dated December 14, 2000, by and between the Purchaser and the Company.

"Subordinated Debt" means Debt of the Company which meets each of the following requirements: (a) such Debt is wholly unsecured; and (b) such Debt is contractually subordinated, as to payment, to the payment in full of the Debentures and the Obligations on terms, and pursuant to written agreements in form and substance, satisfactory to the Purchaser.

"Subordinated Debt Documents" means any and all agreements, documents and instruments now or hereafter evidencing or governing the subordination of any Subordinated Debt to the Obligations.


                                    Page-7

"Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

"Trading Day" shall mean any day on which the Common Stock is purchased and sold on the principal market on which the Common Stock is then listed or traded.

"Transaction Documents" means the Purchaser Documents and the Joint Investor Documents.

"VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the holders of a majority of the principal amount of the then outstanding Debentures.

1.3 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the date of each Closing:

2.1 Authorization; Enforceability. The Purchaser is duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany with the requisite corporate power and authority to purchase the Debentures and Warrants and to execute and deliver this Agreement. This Agreement constitutes the Purchaser's valid and legally binding obligation, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

2.2 Not a U.S. Person. The Purchaser is not a U.S. Person (as defined in Regulation S).


                                    Page-8

2.3 Access to Information. The Purchaser has had access to information regarding the business, operations and financial condition of the Company, and the Company has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Debenture and Warrant hereunder.

2.4 Investment Purpose. The Purchaser is acquiring the Securities for its own account, for investment purposes, and not with a view to obtaining control of the Board of Directors of Ramtron.

2.5 Limitations on Disposition. The Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or in a transaction exempt from or not subject to the Securities Act.

2.6 Legend. Such Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale."

Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision ("Rule 144"), subject to receipt by the Company of customary documentation in connection therewith, or (C) such Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

2.7 No Trading in Company Securities. Neither the Purchaser nor any person trading on its behalf or at its direction has engaged in any bids for, or purchases or sales (whether covered or short) of, Common Stock or of any puts, calls or other derivative securities of Common Stock during the period beginning six (6) Trading Days prior to the date of this Agreement and ending on the trading day immediately preceding the date of this Agreement.


                                    Page-9

2.8 Fees. The Purchaser is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, or finder in connection with the transactions contemplated hereby. The Purchaser will indemnify and hold harmless the Company from and against any claim by any person or entity alleging that the Company is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser and agrees with the Purchaser that, as of the date of this Agreement and as of the date of the
Closing:

3.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure to so qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue and sell the Debenture and the Warrant to the Purchaser in accordance with the terms hereof and thereof, to issue the Conversion Shares upon conversion of the Debenture and to issue the Warrant Shares upon exercise of the Warrant. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any Governmental Authority or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers ("NASD") or otherwise). The Company's Board of Directors has determined, at a duly convened meeting, that the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby and by the other Transaction Documents (including without limitation the issuance of Conversion Shares in accordance with the terms of the Debenture and Warrant Shares in accordance with the terms of the Warrant) are in the best interests of the Company.

3.3 Enforcement. Each of the Transaction Documents constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.


                                    Page-10

3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has, on or after December 31, 2000, filed with the Commission all reports, schedules, registration statements and definitive proxy statements that the Company was required to file with the Commission (collectively, the "Disclosure Documents"). The Company is not aware of any event occurring on or prior to the date of the this Agreement (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, as of the date of such filing (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such Disclosure Document (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents required to be filed as exhibits to the Disclosure Documents have been filed as required. Except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under GAAP, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with GAAP consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The Company has not made any filings with the Commission after March 7, 2002.

3.5 Capitalization; Debt Schedule. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Debenture and Warrant) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Debenture and exercise of the Warrant is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed on Schedule 3.5 hereto, no shares of the capital stock of the Company are subject to preemptive rights or any


                                    Page-11
other similar rights of the stockholders of the Company or any Liens created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, as of the date of this Agreement and as of the date of such Closing, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (whether pursuant to anti-dilution, "reset" or other similar provisions). Schedule 3.5 identifies all currently outstanding Debt of the Company, all of which constitutes Subordinated Debt.

3.6 Due Authorization; Valid Issuance. The Debenture is duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and (ii) assuming the accuracy of the Purchaser's representation in Section 2.2, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Warrant is duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company and (ii) assuming the accuracy of the Purchaser's representation in
Section 2.2, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws. The Conversion Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Debenture, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company. The Warrant Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of any Liens imposed by or through the Company.

3.7 No Conflict with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its Certificate of Incorporation, Bylaws or any other governing document or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it or any of its Property is a party or by which it is bound, or in violation of any provision of any Governmental Requirement applicable to the Company, except for violations of any provision of a Governmental Requirement that which has not had or would not reasonably be expected to have a Material Adverse Effect. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents and (ii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Debenture and the Warrant and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not result in any violation referred to in the previous sentence or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in


                                    Page-12
the creation of any Lien upon any assets of the Company or of any of its Subsidiaries or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any "reset" or similar provisions) or rights of first refusal or first offer, or any other rights that would allow or permit the holders of the Company's securities to purchase shares of Common Stock or other securities of the Company (whether pursuant to a shareholder rights plan provision or otherwise), on the part of holders of the Company's securities, other than such rights as are disclosed on Schedule 3.7 hereto.

3.8  Financial Condition; Taxes; Litigation.

     3.8.1 Except as disclosed on Schedule 3.8 hereto, the Company's financial condition is as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its Subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, there has been no (i) material adverse change to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents or (ii) change by the Company in its accounting principles, policies and methods except as required by changes in GAAP.

     3.8.2 The Company and each of its Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and all such tax returns are complete and accurate in all material respects and the Company and each of its Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay which has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has no liability with respect to taxes that accrued on or before December 31, 2000 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Disclosure Documents filed prior to the date hereof.

     3.8.3 Neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity.


                                    Page-13

     3.8.4 Except as described in the Disclosure Documents, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its Subsidiaries, or against any officer, director or employee of the Company or any such Subsidiary in connection with such person's employment therewith. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which has had or would reasonably be expected to have a Material Adverse Effect.

3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required thereby in compliance with the Exchange Act. The Company is eligible to register securities on a registration statement on Form S-3 under the Securities Act. To the Company's knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that could reasonably be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 that will be available for the resale of all Conversion Shares and Warrant Shares by the Purchaser.

3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Debenture and the issuance of the Warrant Shares upon exercise of the Warrant may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges its obligation to issue Conversion Shares upon conversion of the Debenture in accordance with the terms of the Debenture, and to issue Warrant Shares upon exercise of the Warrants in accordance with the terms of the Warrants, regardless of the effect of any such dilution.

3.11 Intellectual Property. Except as described in the Disclosure Documents, the Company and its Subsidiaries each owns or possesses all Intellectual Property that is necessary or appropriate for the operation of its businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not materially alter or impair, individually or in the aggregate, any of such rights of the Company. To the Company's knowledge, except as described in the Disclosure Documents, none of its planned or current products or services infringes upon any Intellectual Property of any other Person, and no claim or litigation is pending or, to the knowledge of the Company, threatened against the Company contesting its right to sell or otherwise use any product or material or service which has had or would reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Documents, there is no violation by the Company with respect to any material Intellectual Property owned or used by the Company. Except as described in the Disclosure Documents, the Company's rights to such Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and its Subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to the Intellectual Property Rights that are the subject of licenses granted by third parties.


                                    Page-14

3.12  Registration Rights; Rights of Participation.  Except as described on
Schedule 3.12 hereto and in the Joint Investor Registration Rights Agreement,
(A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, anti-dilutive right or any similar right to participate in, or to receive securities of the Company or other consideration as a result of, the transactions contemplated by this Agreement or the other Transaction Documents.

3.13 Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or Affiliates, nor any person acting on its or their behalf, (i) has engaged in directed selling efforts (within the meaning of Regulation S) in connection with the offer or sale of the Securities,
(ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Securities under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Securities to the Purchaser or the issuance of the Conversion Shares for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASD, nor will the Company or any of its Subsidiaries or Affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be so integrated with other offerings.

3.14 Fees. Except as described on Schedule 3.14 hereto, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby. The Company will indemnify and hold harmless the Purchaser from and against any claim by any person or entity alleging that the Purchaser is obligated to pay any such compensation, fee, cost or related expenditure in connection with the transactions contemplated hereby.

3.15 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its Subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity,
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.


                                    Page-15

3.16 Key Employees. Each person whose name is set forth on Schedule 3.16 (each, a "Key Employee") is currently serving in the capacity indicated on such schedule on a full-time basis. The Company has no knowledge of any fact or circumstance (including without limitation (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any such person from serving in such capacity on a full-time basis in the foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

3.17 Environment. Except as disclosed in the Disclosure Documents (i) the Company and its Subsidiaries have no environmental liabilities, nor do any factors exist that are reasonably likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of the Subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

3.18 ERISA. Except as described on Schedule 3.18, the Company does not maintain or contribute to, or have any obligation under, any Pension Plan.
The Company is in compliance in all material respects with the presently applicable provisions of ERISA and the United States Internal Revenue Code of 1986, as amended, with respect to each Pension Plan except in any such case for any such matters that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

3.19 Disclosure. No written statement, information, report, representation or warranty made by the Company in any Transaction Document or furnished to such Purchaser by or on behalf of the Company in connection with (i) the Transaction Documents, (ii) any transaction contemplated hereby or thereby, or
(iii) such Purchaser's due diligence investigation of the Company contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances in which made, not misleading. There is no fact known to the Company which has had a Material Adverse Effect, and there is no fact known to the Company which could reasonably be expected to have a Material Adverse Effect except as may have been disclosed in writing to such Purchaser. The Company has not disclosed to such Purchaser any event, circumstance or fact that would constitute material non-public information as of the date of this Agreement.


                                    Page-16

3.20 Insurance. The Company maintains insurance for itself and its Subsidiaries in such amounts and covering such losses and risks as is reasonably prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. No notice of cancellation has been received for any of such policies and the Company is in compliance with all of the terms and conditions thereof. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost. Without limiting the generality of the foregoing, the Company maintains Director's and Officer's insurance in an amount not less than $5 million for each covered occurrence.

3.21 Property. The Company and its Subsidiaries have good and marketable title in fee simple to all Real Property and good and marketable title to all personal Property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens and the Deed of Trust. Any Property held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such Property by the Company and its Subsidiaries. Schedule 3.21 sets forth all of the real Property owned by the Company or any of its Subsidiaries.

3.22 Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.  COVENANTS OF THE COMPANY AND THE PURCHASER.

4.1  The Company agrees with the Purchaser that it will, following the
Closing:

     (a) take such action as the Company reasonably determines upon the advice of counsel is necessary to qualify the Debenture and Warrant issued at the Closing for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to the Purchaser at the Purchaser's request; and

     (b) (i) issue a press release describing the transactions contemplated by this Agreement and the other Transaction Documents on or before the Business Day following the date of this Agreement and (ii) file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, with this Agreement attached to such Form 8-K as an exhibit thereto, on or before the third (3rd) Business Day following the Closing Date in the form required by the Exchange Act; provided, that the Purchaser shall have a reasonable opportunity to review and comment on any and all such press releases or Current Reports on Form 8-K prior to the issuance or filing thereof.


                                    Page-17

4.2 The Company agrees that it will, as long as the Purchaser or any Affiliate of the Purchaser beneficially owns any Securities:

     (a)  maintain its corporate existence in good standing;

     (b) maintain, keep and preserve all of its Properties necessary in the proper conduct of its businesses in good repair, working order and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements and improvements thereto, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (c) pay or discharge before becoming delinquent (a) all taxes, levies, assessments and governmental charges imposed on it or its income or profits or any of its Property and (b) all lawful claims for labor, material and supplies, which, if unpaid, might become a Lien upon any of its Property, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge any tax, levy, assessment or governmental charge, or claim for labor, material or supplies, whose amount, applicability or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves have been established under GAAP;

     (d) comply with all Governmental Requirements applicable to the operation of its business, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (e) comply with all agreements, documents and instruments binding on it or affecting its Properties or business, including, without limitation, all Material Contracts, except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (f) provide such Purchaser with copies of all materials sent to its stockholders, in each such case promptly after the filing thereof with the Commission; and

     (g) timely file with the Commission all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.


                                    Page-18

4.3 Reservation of Common Stock. The Company shall, on the Closing Date, have authorized and reserved for issuance, free from any preemptive rights, a number of shares of Common Stock at least equal to one hundred and fifty percent (150%) of the maximum number of shares of Common Stock issuable upon
(A) conversion of the outstanding Debenture and Joint Investor Debentures (collectively, the "Investment Debentures") in full at the Conversion Price then in effect and (B) exercise of the outstanding Warrant and Joint Investor Warrants (collectively, the "Investment Warrants") in full at the Exercise Price then in effect, in each such case without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Investment Debentures or the Investment Warrants (the "Reserved Amount"). In the event that, as a result of an adjustment to the Conversion Price of the Investment Debentures or the Exercise Price for the Investment Warrants (pursuant to anti-dilution adjustments or otherwise), or both, the Reserved Amount is less than 125% of the number of shares of Common Stock then issuable upon conversion of all of the Investment Debentures and exercise of all of the Investment Warrants then outstanding (without regard to any limitation or restriction on such conversion or exercise that may be set forth in the Investment Debentures or the Investment Warrants), the Company shall as soon as practicable (but in no event later than the tenth (10th) Business Day or, in the event that stockholder approval is required, the ninetieth (90th) day following such date) increase the Reserved Amount to no less than 150% of the number of shares of Common Stock into which such outstanding Investment Debentures are then convertible and such outstanding Investment Warrants are exercisable. The Company shall not reduce the number of shares reserved for issuance hereunder and allocated to the Purchaser without the written consent of the Purchaser. The initial Reserved Amount shall be allocated pro rata among the Purchaser and the Joint Investors (together with the Purchaser, the "Investors") based on the principal amount of the Investment Debentures. Any increase in the Reserved Amount shall be allocated pro rata among the Investors based on the principal amount of the Investment Debentures held by each Investor at the time of such increase. In the event that any Investor shall sell or otherwise transfer any of such Investor's Investment Debenture, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Investment Debentures shall be reallocated to the remaining Investors pro rata based on the principal amount of the Debentures then held by such Investors.

4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and Warrants for general corporate purposes only, in the ordinary course of its business and consistent with past practice

4.5 No Debt, Liens. At all times following the date of this Agreement and while any Obligation is outstanding, the Company shall refrain, and shall ensure that each of its Subsidiaries refrains, from (i) other than as set forth on Schedule 4.5, incurring any Debt or increasing the amount of any existing line of credit or other Debt facility beyond the amount outstanding on the date hereof (other than, in either such case, with respect to Subordinated Debt) and (ii) other than as set forth on Schedule 4.5, granting,


                                    Page-19
establishing or maintaining any Lien on any of its assets, including without limitation any pledge of securities owned or held by it (including without limitation any securities issued by any such Subsidiary), other than Permitted Liens (including the imposition of any mechanic's, tax or similar statutory lien after the Closing Date, provided that, upon the imposition of any such lien, the Company shall notify the Purchaser thereof and shall use commercially reasonable efforts to remove such lien as soon as practicable (including without limitation contesting such lien in good faith by appropriate proceedings)).

4.6 Restricted Payments. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, make any Restricted Payments, except that:

     (a) the Company may make regularly scheduled payments of principal and interest accrued on any Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the Subordinated Debt Documents governing such Subordinated Debt, which terms shall have been expressly approved in writing by the Purchaser; and

     (b) Subsidiaries of the Company may make Restricted Payments to the Company; provided, however, that no Restricted Payments may be made pursuant to clause (a) or (b) preceding if a Default exists at the time of such Restricted Payment or would result therefrom.

4.7 Transactions with Affiliates. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate of the Company (other than Enhanced Memory Systems, Inc. and Mushkin Inc.) except with the prior written approval of the Purchaser.

4.8 Disposition of Property. As long as any Obligations are outstanding, the Company will not, nor will it permit any Subsidiary of the Company to, sell, lease, assign, transfer or otherwise dispose of any of its Property, except
(i) dispositions of inventory by the Company and its Subsidiaries in the ordinary course of business, (ii) expenditures of money (including, without limitation, money held in deposit accounts) made in the ordinary course of business or for the purpose of making Restricted Payments expressly permitted in accordance with this Agreement or investments expressly permitted in accordance with this Agreement and (iii) licenses granted and development agreements entered into with respect to its Intellectual Property to third parties in the ordinary course of business and consistent with past practice.

4.9 Certain Transactions. As long as any Obligations are outstanding, and except as may be expressly permitted or required by the Transaction Documents, the Company will not, nor will it permit any Subsidiary of the Company to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any Subsidiary of the Company to (a) pay dividends or make any


                                    Page-20
other distribution to the Company or any Subsidiary of the Company in respect of capital stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any indebtedness owed to the Company or any Subsidiary of the Company, (c) make any loan or advance or capital contribution to the Company or any Subsidiary of the Company, (d) sell, lease or transfer any of its Property to the Company or any Subsidiary of the Company, or (e) grant a Lien on any of its Properties.

4.10 Modification of Certain Agreements. As long as any Obligations are outstanding, the Company will not, nor will it permit any of its Subsidiaries to, consent to or implement any termination, amendment, modification, supplement or waiver of (a) the certificate or articles of incorporation, articles of organization, bylaws, regulations or other constitutional documents of the Company or any such Subsidiary or (b) any Material Contract to which it is a party; provided, however, that any of such documents may be amended or modified if and to the extent that such amendment or modification is not materially adverse to the Company or any Purchaser.

4.11 Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of its Subsidiaries and any Affiliate or employee of the Company shall be effected on an arms' length basis and shall be approved by a majority of the Company's independent directors (provided that the directors designated by the Purchaser shall be deemed to be an independent director for purposes of this Section 4.11).

4.12 Quotation on Nasdaq. The Company shall (i) promptly following the Closing, take such action as may be necessary to include all of the Conversion Shares and Warrant Shares that may be issued by the Company (or such surviving entity) under the Debentures and Warrants on the Nasdaq National Market, and
(ii) use its commercially reasonable efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq Stock Market or the New York Stock Exchange for a minimum of five (5) years following the Closing Date.

4.13 Management Restrictions. During the period beginning on the date of this Agreement and ending on the tenth (10th) Business Day following the first Effective Date (as defined in the Joint Investor Registration Rights Agreement) to occur following such date, no Key Employee may, directly or indirectly, sell, transfer or otherwise dispose of (whether through the writing or purchase of options, futures or derivative instruments), or publicly announce (whether through the filing of a notice or otherwise) such individual's intention to dispose of, any Common Stock held or beneficially owned by such individual.

4.14 Use of Purchaser Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, the Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of any Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.


                                    Page-21

4.15 Company's Instructions to Transfer Agent. On or prior to the Closing Date, the Company shall execute and deliver irrevocable written instructions to the transfer agent for its Common Stock (the "Transfer Agent"), and provide the Purchaser with a copy thereof, directing the Transfer Agent (i) to issue certificates representing Conversion Shares upon conversion of the Debentures and receipt of a valid Conversion Notice (as defined in the Debentures) from a Purchaser, in the amount specified in such Conversion Notice, in the name of such Purchaser or its nominee, (ii) to issue certificates representing Warrant Shares upon exercise of the Warrants and (iii) to deliver such certificates to such Purchaser no later than the close of business on the third (3rd) Business Day following the related Conversion Date (as defined in the Debentures) or Exercise Date (as defined in the Warrant), as the case may be. Such certificates may bear legends pursuant to applicable provisions of this
Agreement or applicable law.   As long as the Company shall instruct the
transfer agent that, in lieu of delivering physical certificates representing shares of Common Stock to a Purchaser upon conversion of the Debentures, or exercise of the Warrants, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and such Purchaser has not informed the Company that it wishes to receive physical certificates therefor, and no legend is required to appear on any physical certificate if issued, the transfer agent may effect delivery of Conversion Shares or Warrant Shares, as the case may be, by crediting the account of such Purchaser or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with the Purchaser that it will not give any instruction to the Transfer Agent that will conflict with the foregoing instruction or otherwise restrict such Purchaser's right to convert the Debentures or to receive Conversion Shares in accordance with the terms of the Debentures or to exercise the Warrant or to receive Warrant Shares upon exercise of the Warrants. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Company shall use its best efforts to cause the Transfer Agent to continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

4.16 Right of First Refusal. Prior to any offer or sale by the Company of Common Stock (or any securities convertible or exercisable into or exchangeable for Common Stock) during the one (1) year period following the Closing Date (the "First Offer Period"), the Company must first deliver to the Purchaser written notice describing the proposed issuance, including the terms and conditions thereof, and provide such Purchaser with an option (the "Right of First Refusal") during the five (5) Business Day period following delivery of such notice to purchase up to its proportionate share (based on the principal amount of the Investment Debentures purchased by the Purchaser hereunder and by the Joint Investors under the Joint Investor Securities Purchase Agreement) of the securities being offered on the same terms as contemplated by such issuance. In the event that the Purchaser either does not give notice within such five Business Day period that it intends to exercise the foregoing option or informs the Company in writing that it does


                                    Page-22
not intend to participate in such issuance, the Company may offer to a third party the option to purchase up to, in the aggregate, the amount of securities which were declined by the Purchaser, on the same terms as were offered to the Purchaser. The Right of First Refusal is in addition to any other rights of the Purchaser granted to it pursuant to the Share Purchase Agreement and shall not apply to any transaction involving the issuance of Common Stock in a firm-commitment underwritten registered public offering or pursuant to the exercise of any option or warrant outstanding prior to the date hereof or to the issuance of Common Stock, or options or rights exercisable into Common Stock, pursuant to a stock plan or stock option plan duly adopted by the Company prior to the date hereof.

4.17 No Adverse Action. The Company and its Subsidiaries shall refrain, while any Debentures are outstanding, from taking any action or entering into any arrangement which in any way materially and adversely affects (i) the rights, privileges or benefits available to a holder of a Debenture or (ii) the rights, privileges or benefits available to a holder of a Warrant.

5.  CONDITIONS TO CLOSING.

5.1 Conditions to Purchaser's Obligations at the Closing. The Purchaser's obligations to effect the Closing, including without limitation its obligation to purchase a the Debenture and Warrant at the Closing, are conditioned upon the fulfillment (or waiver by such Purchaser) of each of the following events as of the Closing Date:

     5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date);

     5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and the Joint Investor Securities Purchase Agreement that are required to be complied with or performed by the Company on or before such Closing;

     5.1.3 the Closing Date shall occur on a date that is not later than March 25, 2002;

     5.1.4 the Company shall have delivered to the Purchaser a certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions specified in this paragraph 5.1 have been fulfilled as of the Closing, it being understood that the Purchaser may rely on such certificate as though it were a representation and warranty of the Company made herein;


                                    Page-23

     5.1.5 the Company shall have delivered to the Purchaser an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on Exhibit 5.1.5 hereto;

     5.1.6 the Company shall have delivered to the Purchaser the Debenture and the Warrant;

     5.1.7  the Company shall have executed and delivered Amendment No. 1;

     5.1.8 the Company shall have executed and delivered the Security Agreement in the form satisfactory to the Purchaser and made any requisite filings with respect thereto with the appropriate Governmental Authorities, and shall have provided such purchaser with reasonable evidence thereof, and the Purchaser shall have received an opinion of counsel satisfactory to the Purchaser with respect to the validity of the Security Agreement;

     5.1.9 the Common Stock shall be quoted and actively traded on the Nasdaq National Market System;

     5.1.10 there shall have been no material adverse change in the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained in the Disclosure Documents;

     5.1.11 the Company shall have authorized and reserved for issuance at least one hundred and fifty percent (150%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Investment Debentures and exercise of all of the Investment Warrants to be issued at the Initial Closing (such number to be determined using the Conversion Price and Exercise Price in effect on the Initial Closing Date and without regard to any restriction on the ability of a holder to convert the Investment Debentures or exercise the Investment Warrants as of such date);

     5.1.12 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Documents; and

     5.1.13 each of the Company's executive officers shall have executed and delivered a letter agreement addressed to such Purchaser regarding such person's agreement to refrain from selling such person's holdings of Common Stock consistent with the Company's covenant contained in Section 4.13 hereof.

5.2 Conditions to Company's Obligations at the Closing. The Company's obligations to effect the Closing are conditioned upon the fulfillment or waiver by the Company of each of the following events as of the date of such
Closing:


                                    Page-24

     5.2.1 the representations and warranties of the Purchaser shall be true and correct in all respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all respects as of that particular date);

     5.2.2 the Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Purchaser on or before such Closing;

     5.2.3 the Conversion Price (as defined in the Debentures) shall not be less than four dollars ($4.00);

     5.2.4 the Closing Date shall occur on a date that is not later than March 25, 2002;

     5.2.5 the Purchaser shall have executed and delivered SPA Amendment No. 1; and

     5.2.6 there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Transaction Documents.

6.  INDEMNIFICATION

6.1 Indemnification of the Company. Subject to the limitations contained in this Section, Purchaser shall defend, indemnify and hold harmless the Company and its respective officers, directors, stockholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from
(i) the breach of any warranty or any inaccuracy of any representation made by Purchaser in this Agreement, or (ii) the breach of any covenant or agreement made by Purchaser in this Agreement.

6.2 Indemnification of Purchaser. Subject to the limitations contained in this Section, the Company shall defend, indemnify and hold harmless Purchaser and its respective officers, directors, stockholders, employees and agents from and against any and all Claims and Liabilities with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement, or (ii) the breach of any covenant or agreement made by the Company in this Agreement.

6.3  Limitations on Indemnification.


                                    Page-25

     6.3.1 Notwithstanding anything to the contrary contained herein, neither Purchaser, on the one hand, nor the Company, on the other hand, shall indemnify the other, as applicable, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, for any Claims and Liabilities which such party(ies) would otherwise be entitled to indemnification pursuant to Section 6.1 or 6.2, unless the aggregate amount of all such Claims and Liabilities incurred by such party(ies) exceeds $100,000 (the "Deductible Amount"), in which event such party(ies) shall be liable only for the amount of such Claims and Liabilities which exceeds the Deductible Amount; provided, that the aggregate liability of Purchaser, on the one hand, and the Company, on the other hand, under this Section (other than with respect to any intentional or willful breach or failure to perform) shall in no event exceed $3,000,000.

     6.3.2 Anything to the contrary notwithstanding, neither Purchaser, on the one hand, nor the Company, on the other hand, shall indemnify the other, as applicable, or any of their respective subsidiaries or any directors, officers, employees or agents of any of the foregoing, as applicable, in respect of any Claims and Liabilities which are covered by insurance owned by such party(ies) to the extent that any net loss is reduced by such insurance. To the extent quantifiable, the parties shall make appropriate adjustments to take into account the tax benefits or costs in determining the amount of indemnification to be provided hereunder.

6.4 Claims Procedure. In respect of any third-party claims for which indemnification is sought hereunder, promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Section, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Section 6, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party


                                    Page-26
shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnity's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Section 6, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement.

6.5 Treatment of Indemnity Payments. Any payments pursuant to this Section shall be made by wire transfer of immediately available funds.

6.6 Exclusive Remedy. Each of the parties hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive monetary remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section, except that nothing in this Agreement shall be deemed, to constitute a waiver of (A) any injunctive or other equitable remedies or (B) any tort claims of, or causes of action arising from, intentional or fraudulent misrepresentation or deceit.

7.  MISCELLANEOUS.

7.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive each Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.


                                    Page-27

7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Debenture or Warrant in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term "Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

7.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such other party.

7.4 Injunctive Relief. The Company acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, such Purchaser shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

7.5 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, except for matters related to authorization by the Purchaser which shall be governed by the laws of the Federal Republic of Germany. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally


                                    Page-28
subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.7 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.8 Notices. Any notice, demand or request required or permitted to be given by the Corporation or a Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day or (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:

If to the Company:

Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, CO 80921
Attn:   LuAnn D. Hanson, Chief Financial Officer
Tel: (719) 481-7000
Fax: (719) 481-9170

with a copy to:

Coudert Brothers LLP
950 Seventeenth Street
Suite 1800
Denver, Colorado 80202
Attn:  John A. St. Clair, Esq.
Tel:  (303) 260-6221
Fax:  (303) 607-1080


                                    Page-29

If to the Purchaser:

Infineon Technologies AG
M&A Department
St.Martin-Strasse 53
D-81541 Munich
Fax: 49 89 234 8 5872
Attention: Arno Paetzold

with copies to:

Infineon Technologies AG
St.Martin-Strasse 53
D-81541 Munich
Fax: 49 89 234 2 6583
Attention: Finanzvorstand and General Counsel

And

Sullivan & Cromwell
Neue Mainzer Strasse 52
60311 Frankfurt am Main
Germany
Fax:  49 69 7191 2610
Attention: David B. Rockwell

7.9 Expenses. The Company and the Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement, provided, however, that the Company shall reimburse the Purchaser for all out-of-pocket expenses (including without limitation legal fees and expenses) incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents in an amount not to exceed fifty thousand dollars ($50,000).

7.10 Entire Agreement; Amendments; Acknowledgements. This Agreement and the other Purchaser Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Purchaser, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. Notwithstanding the foregoing and any other provision of this Agreement, except as expressly contemplated by this Agreement and the Transaction Documents, nothing in this Agreement and the Transaction Documents shall be deemed to constitute a waiver or amendment of, or in any way affect any rights, obligations, agreements or covenants contained in, the Share Purchase Agreement; provided, however, that the Purchaser acknowledges that its rights pursuant to this Agreement satisfy any


                                    Page-30
and all obligations the Company has pursuant to Section 7.5 of the Share Purchase Agreement with respect to the Joint Investor Securities Purchase Agreement, the Joint Investor Warrants and the Joint Investor Debentures. The Company acknowledges and agrees that this Agreement and the transactions contemplated hereby do not violate Section 7.9 of the Share Purchase Agreement and constitutes an invitation, request and solicitation to Infineon to increase its beneficial ownership of shares of Common Stock in accordance with the terms thereof.

7.11 Most Favored Nations. Notwithstanding anything to the contrary contained in this Agreement or any of the other Transaction Documents, if, at any time during the period commencing after the date of this Agreement and ending on the five (5) year anniversary of the Closing Date, the Company amends any of the Joint Investor Securities Purchase Agreement, the Joint Investor Debentures or the Joint Investor Warrants or otherwise modifies or changes any of the rights granted to the Joint Investors or obligations of the Company thereunder (any such amendment being an "MFN Change"), the Purchaser shall have the right to receive, exercise or otherwise incorporate into this Agreement, the Debenture and/or Warrant, as applicable, any and all such MFN Changes in accordance with this Section 7.11. In the event that the Company intends to effect an MFN Change, the Company shall give ten (10) Business Days' prior written notice ("MFN Notice") to the Purchaser specifying in reasonable detail the terms of such MFN Change, and promptly provide such other information and documents as may be reasonably requested by the Purchaser relating to such MFN Change (including, without limitation, any proposed agreements and amendments to be entered into with respect to the Joint Investor Securities Purchase Agreement, the Joint Investor Debentures and/or Joint Investor Warrants). On or prior to the expiration of the five
(5) Business Day period (the "MFN Review Period") after the Purchaser has received the MFN Notice, the Purchaser shall notify the Company in writing (the "MFN Response") specifying which, if any, of the MFN Changes that they elect to exercise, receive or otherwise incorporate into this Agreement, the Debenture and/or Warrant, as applicable. If the Purchaser fails to send an MFN Response prior to the expiration of the MFN Review Period, the Purchaser shall be deemed to have waived its rights under this Section 7.11 solely with respect to the MFN Changes specified in the MFN Notice relating to such MFN Review Period. Each MFN Change that the Purchaser elects to exercise, receive or otherwise incorporate into this Agreement, the Debenture and/or Warrant, as applicable, shall be deemed effective in all respects contemporaneously with the effectiveness of such MFN Change with respect to the Joint Investor Securities Purchase Agreement, Joint Investor Debentures and/or Joint Investor Warrants. The Company shall cooperate with the Purchaser to promptly enter into such agreements, certificates, instruments and other documents that are necessary or reasonably requested by the Purchaser to reflect any and all of the MFN Changes that the Purchaser elects to exercise, receive or otherwise incorporate into this Agreement, the Debenture and/or the Warrant.


                                    Page-31

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

RAMTRON INTERNATIONAL CORPORATION


By:  /S/  William W. Staunton, III
    ------------------------------
     Name:  William W. Staunton, III
     Title:  CEO

INFINEON TECHNOLOGIES AG


By:  /S/  Klaus Fleischmann
    ---------------------------
     Name:  Klaus Fleischmann
     Title:  Sr. Director

By:  /S/ Horst Meyer
     -------------------------
     Name:  Horst Meyer
     Title:  Corporate Legal Counsel


                                    Page-32

                        Exhibit A to Purchase Agreement

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE PLEDGED IN CONNECTION WITH A BONAFIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS DEBENTURE OR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE.

THIS DEBENTURE DOES NOT REQUIRE PHYSICAL SURRENDER HEREOF IN THE EVENT OF A PARTIAL PAYMENT, REDEMPTION OR CONVERSION. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE LESS THAN THE PRINCIPAL AMOUNT INDICATED BELOW.

                      RAMTRON INTERNATIONAL CORPORATION

                       5% SECURED CONVERTIBLE DEBENTURE


New York, New York                                            $XXXXXXXXX
Issue Date:  March XX, 2002

FOR VALUE RECEIVED, RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Corporation"), hereby promises to pay to the order of --------------- -----------------------------------------, or its permitted successors or assigns (the "Holder") the sum of XXXXXXXXXX ($XXXXXXXX) in same day funds, on or before the five-year anniversary of the Issue Date (the "Maturity Date"). The Holder may convert amounts of principal of this Debenture into shares ("Conversion Shares") of the Corporation's common stock, par value $.01 per share (the "Common Stock"), on the terms and subject to the conditions set forth herein.

The Corporation has issued this Debenture pursuant to a Securities Purchase Agreement, dated as of March 14, 2002 (the "Purchase Agreement") by and between the Corporation and Infineon Technologies AG, a German stock corporation. This Debenture is sometimes referred to herein as the "Debenture," and the warrant issued by the Corporation pursuant to the Purchase Agreement is sometimes referred to herein as the "Warrant."

The Corporation's obligations hereunder, including without limitation its obligation to make payments of principal hereof and interest hereon, are secured pursuant to the terms of the Security Agreement , dated as of March XX, 2002, by and between the Corporation and the Purchaser (the "Security Agreement").


                                    Page A-1

The following terms shall apply to this Debenture:

1.  DEFINITIONS.

"Business Day" means any day other than a Saturday, a Sunday or a day on which banks are authorized by law to close in New York, New York.

"Change of Control Transaction" means the existence or occurrence of any of the following: (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation; (b) the effectuation of a transaction or series of transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving entity; (d) a transaction or series of transactions in which any Person or group (as such term is defined for purposes of Rule 13d-5 or any successor rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") acquires more than fifty percent (50%) of the voting power of the Corporation; (e) a transaction or series of transactions in which any Person (other than the Corporation or a wholly owned subsidiary of the Corporation) or group (as such term is defined for purposes of Rule 13d-5 or any successor rules promulgated under the Exchange Act) acquires more than fifty percent (50%) of the voting power of any subsidiary of the Corporation; and (f) the individuals who, as of the Issue Date, (i) constitute the Board of Directors of the Corporation (the "Current Directors"), (ii) are individuals nominated to the Board of Directors of the Corporation by the Current Directors or (iii) are individuals nominated by the Corporation for election at an annual meeting of the Corporation's stockholders cease for any reason to constitute at least a majority of the Board of Directors of the Corporation.

"Closing Bid Price" means the closing bid price for the Common Stock occurring on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Corporation (collectively, "Bloomberg") or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder, and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne by the Corporation.

"Closing Date" has the meaning set forth in the Purchase Agreement.


                                    Page A-2

"Closing Price" means the average of the daily VWAP for each of the five Trading Days immediately preceding, but not including, the date of the Purchase Agreement, such average being $3.42644.

"Conversion Price" means $3.7690 (subject to adjustment as provided herein).

"Debt" means as to any Person at any time (without duplication): (a) all indebtedness, liabilities and obligations of such Person for borrowed money;
(b) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of Property or services, except trade accounts payable of such Person arising in the ordinary course of business ; (c) all capital lease obligations of such Person; (d) all Debt of others guaranteed by such Person; (e) all indebtedness, liabilities and obligations secured by a Lien existing on Property owned by such Person, whether or not the indebtedness, liabilities or obligations secured thereby have been assumed by such Person or are non-recourse to such Person; (f) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; and
(g) all indebtedness, liabilities and obligations of such Person to redeem or retire shares of capital stock of such Person.

"Default Interest Rate" means the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law or by the applicable rules or regulations of any governmental agency or of any stock exchange or other self-regulatory organization having jurisdiction over the Corporation or the trading of its securities.

"EBITDA" means, for any period, on a consolidated basis for the Corporation and its Subsidiaries, the sum of the amounts for such period of (i) Net Income plus (ii) Interest Expense plus (iii) tax expense plus (iv) depreciation expense plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets plus (vi) to the extent deducted in computing Net Income, other non-cash charges (without any adjustment for cash charges deducted in computing Net Income), including, without limitation, any restructuring charges, charge-offs for in-process research and development costs, writeoff of any amounts associated with the acquisition of treasury stock and writeoff of goodwill and licensing agreements minus (vii) to the extent not already deducted in computing Net Income, ordinary and customary expenses that are due and payable during such period to the Corporation's vendors and service providers, the actual payment of which is deferred until a future period minus (viii) extraordinary gains minus (ix) to the extent included in computing Net Income, non-cash income including without limitation non-cash income that would constitute "prepaid pension expense" on the financial statements of the Corporation in accordance with GAAP.

"Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any stock exchange, securities market or self-regulatory organization.


                                    Page A-3

"Interest Expense" means, for any period, the total interest expense of the Corporation and its consolidated Subsidiaries, whether paid or accrued (including the interest component of capitalized leases and any implied interest components of any off-balance sheet liabilities), including interest expense not payable in cash (including amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with any Debt (including the Debenture)), all as determined in conformity with GAAP.

"Issue Date" means March XX, 2002.

"Junior Securities" means all securities of the Corporation issued and outstanding at any time.

"Liquidation Event" has the meaning specified in Section 7 hereof.

"Market Price" means, as of any date, the average Closing Bid Price for the Common Stock during the period of five (5) Trading Days immediately preceding (but not including) such date.

"Net Income" means, for any period, the net earnings (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided, that when calculating Net Income the following items shall be excluded from such calculation: (i) the earnings (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the Company or a consolidated Subsidiary; (ii) the earnings of a Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company with respect to such earnings is not, at the date of determination, permitted without the prior approval of a Governmental Authority (and such approval has not been obtained), or is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or the holders of its capital stock;
(iii) the cumulative effect of a change in accounting principles;
(iv) nonrecurring items, such as gains or losses on the sale of assets; and
(v) earnings derived from revenues that are recognized during such period as a result of the acceleration of customer sponsored research and development projects to the extent that such revenues are in excess of direct costs incurred by the Corporation in connection with any such research and development project; but when calculating Net Income such calculation shall include historical audited Net Income (as calculated above) for such period of any Person (or division of such Person) that became a Subsidiary of the Company during such period or was merged into or was consolidated with the Company or any of its Subsidiaries during such period, or where the assets of such Person (or division of such Person) were acquired by the Company or any of its Subsidiaries during such period, whether accrued prior or subsequent to the date of such acquisition, merger or consolidation.


                                    Page-4

"Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

"Registration Statement" has the meaning set forth in the Registration Rights Agreement or the Joint Investor Registration Rights Agreement, as applicable.

"Scheduled Interest Payment Date" means each July 1 and January 1 following the Issue Date.

"Subsidiary" has the meaning set forth in the Purchase Agreement.

"Trading Day" means any day on which the Common Stock is purchased and sold on the principal securities exchange or market on which the Common Stock is then listed or traded.

"VWAP" on a Trading Day means the volume weighted average price of the Common Stock for such Trading Day as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Holder and reasonably satisfactory to the Corporation.

All definitions contained in this Debenture are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein" and "hereunder" and words of similar import referring to this Debenture refer to this Debenture as a whole and not to any particular provision of this Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

2.  INTEREST.

(a) Interest Accrual. This Debenture shall bear interest on the unpaid principal amount hereof ("Interest") at an annual rate of five percent (5%), computed on the basis of a 365-day year and calculated using the actual number of days elapsed since the Issue Date or the day on which interest was most recently paid, as the case may be, and, if not timely paid as provided herein, compounded semi-annually, on each July 1 and January 1 (each a "Scheduled Interest Payment Date"). The Corporation shall pay accrued and unpaid Interest in cash (i) on each Scheduled Interest Payment Date, (ii) on the Maturity Date and (iii) on any date on which the entire principal amount of this Debenture is paid in full (whether through conversion or otherwise) (each of (i), (ii) and (iii) being referred to herein as an "Interest Payment Date").

(b) Default Interest. Any amount of Interest that is not paid on the relevant Interest Payment Date shall bear interest at the Default Interest Rate. The Corporation must pay interest at the Default Interest Rate in cash on or before the fifth (5th) Business Day following the last day of each calendar month in which such interest accrues.


                                    Page A-5

3.  CONVERSION.

(a) Right to Convert. Subject to the conditions and limitations specifically provided herein, the Holder shall have the right to convert, at any time and from time to time after the Issue Date, (i) all or any part of the outstanding and unpaid principal amount of this Debenture and (ii) all accrued and unpaid Interest hereon, into such number of fully paid and non-assessable Conversion Shares as is determined in accordance with the terms hereof (a "Conversion").

(b) Conversion Notice. In order to convert the principal of this Debenture, the Holder shall send by facsimile transmission, at any time prior to 7:00 p.m., New York time, on the Business Day on which the Holder wishes to effect such Conversion (the "Conversion Date"), a notice of conversion to the Corporation, in the form set forth on Annex I hereto, stating the amount of principal to be converted and a calculation of the number of shares of Common Stock issuable upon such Conversion (a "Conversion Notice"). The Holder shall not be required to physically surrender this Debenture to the Corporation in order to effect a Conversion. The Corporation shall maintain a record showing, at any given time, the unpaid principal amount of this Debenture and the date of each Conversion or other payment of principal hereof. The Holder shall amend Annex II hereto upon any such Conversion or payment of principal to reflect the unpaid principal amount hereof. In the case of a dispute as to the number of Conversion Shares issuable upon a Conversion (including without limitation as a result of adjustments to the Conversion Price made in accordance with Section 4 below), the Corporation shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountants of national recognition within two (2) Business Days of receipt of the Holder's Conversion Notice. The Corporation shall cause such accountants to calculate the Conversion Price as provided herein and to notify the Corporation and the Holder of the results in writing no later than two
     (2) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations are most at variance with those of such accountant.

(c) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be equal to the principal amount of this Debenture being converted divided by the Conversion Price.


                                    Page A-6

(d) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice, the Corporation shall, no later than the close of business on the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice (the "Delivery Date"), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares determined pursuant to paragraph 3(c) above, provided, however, that any Conversion Shares that are the subject of a Dispute Procedure shall be delivered no later than the close of business on the third (3rd) Business Day
     following the determination made pursuant thereto.   Such certificates
     may bear legends pursuant to applicable provisions of this Agreement or applicable law. The Corporation shall effect delivery of Conversion Shares to the Holder, as long as the Corporation's designated transfer agent or co-transfer agent in the United States for the Common Stock (the "Transfer Agent") participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), and no legend is required to appear on any physical certificate if issued, by crediting the account of the Holder or its nominee at DTC (as specified in the applicable Conversion Notice) with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing on or before the Conversion Date, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher whole number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend unless such legend is required pursuant to the terms of the Purchase Agreement or applicable law.

(e)  Failure to Deliver Conversion Shares.

     In the event that the Corporation fails for any reason to deliver to the Holder the number of Conversion Shares specified in a Conversion Notice (without any restrictive legend to the extent permitted by the terms hereof or pursuant to the terms of the Purchase Agreement) on or before the Delivery Date therefor (a "Conversion Default"), the Holder shall have the following rights:

     (A)  the right to receive from the Corporation an amount equal to
          (i) (N/365) multiplied by (ii) the principal amount of, and Interest accrued on, this Debenture represented by the Conversion Shares (such amount, the "Conversion Default Amount") which remain the subject of such Conversion Default multiplied by (iii) the Default Interest Rate, where "N" equals the number of days elapsed between the original Delivery Date of such Conversion Shares and the date on which such Conversion Default has been cured; and, at the Holder's option, either of the following:


                                    Page A-7

     (B)  (1)  the right to receive from the Corporation an amount equal to
               (i) the aggregate amount paid by the Holder for shares of Common Stock purchased by the Holder in order to make delivery on a sale effected in anticipation of receiving Conversion Shares upon such Conversion minus (ii) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Conversion Shares issued by the Corporation pursuant to such Conversion; or

     (B) (2) the right to require the Corporation to reinstate the principal amount of this Debenture in an aggregate amount equal to the Conversion Default Amount and deem the conversion resulting in such Conversion Default rescinded, null and void.

     In addition to its right to receive the foregoing amounts, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Amounts payable under this paragraph (e) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Corporation specifying the amount owed to it by the Corporation pursuant to this paragraph (e).

(f) Limitations on Right to Convert. Subject to the terms of the Rights Agreement, dated as of April 19, 2001, between the Corporation and Citibank, N.A., in no event shall the Holder be permitted to convert principal of this Debenture in excess of that amount upon the Conversion of which (x) the number of Conversion Shares to be issued pursuant to such Conversion plus (y) the number of shares of Common Stock beneficially owned by the Holder (other than Common Stock which may be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph (f)) would exceed 49.9% of the number of shares of Common Stock then issued and outstanding. Nothing contained herein shall be deemed to restrict the right of the Holder to convert such excess principal amount at such time as such Conversion will not violate the provisions of this paragraph (f). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder. To the extent that the limitation contained in this paragraph
     (f) applies (and without limiting any rights the Corporation may otherwise have), the Corporation may rely on the Holder's determination of whether this Debenture is convertible pursuant to the terms hereof, the Corporation having no obligation whatsoever to verify or confirm the accuracy of such determination, and the submission of a Conversion Notice by the Holder shall be deemed to be the Holder's representation that this Debenture is convertible pursuant to the terms hereof. Notwithstanding the foregoing, this provision shall not apply to any determination of the amount owed or securities to which the Holder is entitled to receive in the event of a Change of Control Transaction or Liquidation Event.


                                    Page A-8

4.  ADJUSTMENTS TO CONVERSION PRICE.

(a) Adjustment to Conversion Price Due to Stock Split, Stock Dividend, Dilutive Issuance. If, prior to the Conversion of all of the principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, (A) the number of outstanding shares of Common Stock is increased by a stock split, a reclassification of the Common Stock, or other similar event, the Conversion Price shall be proportionately reduced, which reduction shall be effected at the time such event takes place; (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Conversion Price shall be proportionately increased, which increase shall be effected at the time such event takes place; (C) the number of shares of Common Stock is increased by a stock dividend on the Common Stock, the Conversion Price shall be proportionately reduced, which reduction shall be effected on the record date for the determination of holders of Common Stock to receive such dividend; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this
     Section 4(a) to reflect the actual payment of such dividend; (D) the Corporation issues Common Stock, whether upon the exercise of rights, warrants, securities convertible, exercisable or exchangeable into or for Common Stock, or rights to purchase or receive shares of Common Stock (collectively, "Convertible Securities") or otherwise, at a price per share that is lower than the Conversion Price in effect on the date of such issuance, the Conversion Price shall be reduced to such lower price;
     (E) the Corporation issues Convertible Securities, and such Convertible Securities have a conversion price, exercise price or exchange ratio that is lower than the Conversion Price in effect on the date of such issuance, or if the conversion price, exercise price or exchange ratio of any Convertible Security (whether issued before or after the Closing
     Date) is at any time lowered pursuant to "reset", anti-dilution or similar provisions to a price that is lower than the Conversion Price in effect on the date of such issuance, the Conversion Price shall be reduced to such lower price; or (F) the Corporation (x) issues Common Stock, whether upon the exercise of Convertible Securities or otherwise, at a price per share, or (y) issues Convertible Securities, and such Convertible Securities have a conversion price, exercise price or exchange ratio, that is lower than the Market Price in effect on the date of such issuance (but not lower than the Conversion Price in effect on the date of such issuance, in which case the provisions of clause (D) or
     (E) above, as applicable, will apply) (a "Dilutive Issuance"), the Conversion Price in effect on the date of such issuance shall be adjusted downward to a price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance (excluding any shares of Common Stock held in the


                                    Page A-9
     treasury of the Corporation), plus (y) the quotient of the aggregate consideration received by the Corporation upon such Dilutive Issuance divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance. "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding excluding (A) any shares of Common Stock held in the treasury of the Corporation but including (B) in the case where the Dilutive Issuance comprises Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise of the Convertible Securities for which the adjustment is required.

(b) Adjustment to Conversion Price During Reference Period. If, prior to the Conversion of all of the principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, a reclassification of the Common Stock or other similar event, and such event takes place during the reference period for the determination of the Conversion Price, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days occurring during such reference period.

(c)  Adjustment Due to Merger, Consolidation, Etc.  If, prior to the
     Conversion of the entire principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then (A) the Holder shall have the right to receive, with respect to any shares of Common Stock then held by the Holder, or which the Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by the Holder (and without regard to whether such shares contain a restrictive legend or are freely-tradable), the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as the Holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "Exchange Consideration"), (B) the Holder shall have the right to exchange all or part of this Debenture for the Exchange Consideration, on the same terms as the Holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction, in an amount that the Holder would have been entitled to receive had this Debenture been converted immediately prior to such Exchange Transaction at the Conversion Price then in effect (without giving effect to any limitations on such Conversion contained herein or otherwise), and (C) to


                                    Page A-10
     the extent that the Holder has not exercised its right under clause (B) to exchange this Debenture for the Exchange Consideration, upon the Conversion of this Debenture occurring after consummation of such Exchange Transaction (a "Subsequent Conversion"), the Holder shall have the right to receive the Exchange Consideration which the Holder would have been entitled to receive in connection with such Exchange Transaction had this Debenture been converted immediately prior to such Exchange Transaction at the Conversion Price applicable to such Subsequent Conversion, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of this Debenture. The Corporation shall not effect any Exchange Transaction unless it or the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 4(c), and under the Purchase Agreement, the Mortgage, the Warrant and the Registration Rights Agreement.

(d) Distribution of Assets. If, prior to the Conversion of the entire principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, the Corporation or any of its subsidiaries shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets, or any rights to acquire any of the foregoing, to holders of Common Stock (or to the holder, other than the Corporation, of the common stock of any such subsidiary), including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "Distribution"), the Corporation shall give the Holder written notice of such Distribution at least ten (10) Business Days prior to the effective date therefor, and the Holder shall have the option of either (A) receiving from the Corporation the assets that are the subject of such Distribution at the same time that the Corporation distributes such assets to the holders of Common Stock (or to the holders of the common stock of any such subsidiary), in which case the Holder shall be entitled to receive such assets in an amount equal to the amount of such assets that the Holder of the number of shares of Common Stock into which this Debenture is convertible on the record date for such Distribution would be entitled to receive (such number to be determined using the Conversion Price in effect on such record date and without regard to any restriction or limitation on such conversion or exercise that might otherwise exist) or (B) for any Conversion occurring after the record date for such Distribution, requiring the Corporation to reduce the Conversion Price by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by the Holder and reasonably acceptable to the Corporation, with the cost of such determination to be borne by the Corporation.


                                    Page A-11

(e) Adjustment Due to Major Announcement. If, prior to the Conversion of the entire principal amount of this Debenture, or payment in full of all amounts payable by the Corporation hereunder, the Corporation (i) makes a public announcement that it intends to enter into a Change of Control Transaction or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (each such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that the Holder seeks to convert this Debenture on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the third (3rd) Business Day following the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lowest of (x) the Market Price for the Common Stock on the Trading Day immediately preceding (but not including) the Announcement Date, (y) the average Closing Bid Price for the Common Stock on the three (3) Trading Days immediately following (but not including) the Announcement Date and (z) the Conversion Price in effect on the applicable Conversion Date. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph 4(e) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph 4(e) to become operative.

(f) Adjustment Pursuant to Other Agreements. In addition to and without limiting in any way the adjustments provided in this Section 4, the Conversion Price shall be adjusted as may be required by the applicable provisions, if any, of the Purchase Agreement and/or the Registration Rights Agreement.

(g) No Fractional Shares. If any adjustment under this Section 4 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher whole number of shares.

(h) Exceptions to Adjustment of Conversion Price. No adjustment to the Conversion Price will be made pursuant to this Section 4, (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Closing Date (except in the case where the price at which such warrant, option or security is exercised has decreased since the Closing Date as a result of a reset, anti-dilutive adjustment or similar occurrence); (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Corporation now existing or to be implemented in the future, so long as


                                    Page A-12
     the issuance of such stock or options is approved by a majority of the Board of Directors of the Corporation; (iii) upon the exercise of the Warrants or the conversion of the Debentures; (iv) upon the issuance of securities pursuant to a firm-commitment, fixed-price underwritten offering (which shall not include equity lines of credit or similar transactions); and (v) upon the issuance of securities in connection with a strategic investment made by the Corporation or a third party, the primary purpose of which is not the raising of equity capital; provided, that any and all such issuances do not exceed, in the aggregate, five percent (5%) of the Common Stock outstanding as of the Issue Date.

5.  MANDATORY CONVERSION.

(a) Mandatory Conversion. The Corporation shall have the right, upon the satisfaction (or waiver by the Holder) of each of the Mandatory Conversion Conditions as of the Mandatory Conversion Date (each as defined below), to require conversion of this Debenture (a "Mandatory Conversion"). In the event of a Mandatory Conversion, the Corporation and the Holder shall follow the procedures for Conversion set forth in Section 3 above, with the Mandatory Conversion Date (as defined below) deemed to be the Conversion Date for purposes hereof, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph (b) of
     Section 3.

(b) Mandatory Conversion Notice. In order to effect a Mandatory Conversion hereunder, the Corporation must deliver to the Holder written notice thereof (a "Mandatory Conversion Notice") on or before 5:00 p.m. (New York time) on a Business Day (the "Mandatory Conversion Notice Date") that is at least twenty (20) Trading Days prior to the date on which such Mandatory Conversion is to be effected (the "Mandatory Conversion Date") and, at the same time that it delivers such notice, the Corporation shall use reasonable efforts to confirm delivery thereof with the Holder by telephone. Notwithstanding the delivery by the Corporation of a Mandatory Conversion Notice, nothing contained herein shall be deemed to limit in any way (i) the right of the Holder to convert this Debenture prior to the Mandatory Conversion Date or (ii) the availability of any and all remedies that are provided to the Holder hereunder, including without limitation in the event that the Corporation fails to deliver Conversion Shares upon a Mandatory Conversion as required by the terms of Section 3 hereof.

(c) Mandatory Conversion Conditions. The Mandatory Conversion Conditions are as follows:

     (i)  at least eighteen (18) months shall have elapsed since the Issue
          Date;


                                    Page A-13

    (ii) VWAP shall have been greater than the Conversion Price as of the Issue Date (as such Conversion Price may have been adjusted in accordance with clause (A), (B) or (C) of paragraph 4(a), but without giving effect, solely for the purposes of this paragraph
          (c)(ii), to any adjustment required or permitted by any other provision of Section 4 hereof) by at least two hundred percent (200%) for at least twenty (20) Trading Days during any period of thirty (30) consecutive Trading Days occurring after the seventeen
          (17) month anniversary of the Issue Date;

   (iii) the Corporation shall have authorized and reserved for issuance the number of shares of Common Stock required to be reserved under paragraph 4.3 of the Securities Purchase Agreement, and shall have provided the Holder with reasonable evidence thereof, and the resale of such shares of Common Stock by the Holder shall be the subject of an effective registration statement under the Securities Act;

    (iv) the Common Stock shall have been listed on the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange at all times following the Issue Date and trading in the Common Stock on such market or exchange shall not have been suspended at any time following the Issue Date for more than three (3) consecutive Business Days;

     (v) an Event of Default (as defined below), or an event that with the passage of time or giving of notice, or both, would constitute an Event of Default, shall not have occurred and be continuing as of the Mandatory Conversion Date or as of the date of the Mandatory Conversion Notice;

    (vi) the Corporation shall have exercised its right of mandatory conversion pursuant to the Joint Investor Securities Purchase Agreement, delivered a Mandatory Conversion Notice (as such term is defined in the Joint Investor Securities Purchase Agreement) to the holders of the Joint Investor Debentures and satisfied all of the Mandatory Conversion Conditions (as such term is defined in the Joint Investor Securities Purchase Agreement) contained in the Joint Investor Debenture; and

   (vii) the conversion of this Debenture pursuant to the Mandatory Conversion would not violate the provisions of Section 3(f) hereof.

6.  REDEMPTION.

(a) Mandatory Redemption. In the event that an Event of Default (as defined below) occurs, the Holder shall have the right, upon written notice to the Corporation (a "Mandatory Redemption Notice"), to have all or any portion of the unpaid principal amount of this Debenture, plus all accrued and unpaid Interest thereon, redeemed by the Corporation (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined


                                    Page A-14
     below) in same day funds. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "Mandatory Redemption Date"), which date must be at least five (5) Business Days following the Business Day on which the Mandatory Redemption Notice is delivered to the Corporation, and the amount of principal and Interest to be redeemed. In order to effect a Mandatory Redemption hereunder, the Holder must deliver a Mandatory Redemption Notice no later than the close of business on the Business Day immediately following the Business Day on which an Event of Default is no longer continuing; provided, however, that with respect to a Change of Control Transaction, the Holder must deliver a Mandatory Redemption Notice no later than the close of business on the third (3rd) Business Day following the date on which the Change of Control Transaction is effected.

(b) Mandatory Redemption Price. For purposes hereof, "Mandatory Redemption Price" shall mean the greater of (A) the unpaid principal hereof and all accrued and unpaid Interest hereon multiplied by one hundred and twenty percent (120%) and (B) the unpaid principal hereof and all accrued and unpaid Interest hereon divided by the Conversion Price in effect at the time of the Conversion Default multiplied by the Market Price on the Mandatory Redemption Date.

(c)  Payment of Mandatory Redemption Price.

     (i) The Corporation shall pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date. In the event that the Corporation redeems the entire remaining unpaid principal amount of this Debenture, and pays to the Holder all Interest accrued thereon and all other amounts due in connection therewith, the Holder shall return this Debenture to the Corporation for cancellation.

    (ii) If the Corporation fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon at the Default Interest Rate from the Mandatory Redemption Date until the date on which Mandatory Redemption Price has been paid in full.

   (iii) Notwithstanding the foregoing, if, prior to the payment of the Corporation of the Mandatory Redemption Price pursuant to any Mandatory Redemption Notice, the Corporation receives written notice from the Holder rescinding such Mandatory Redemption Notice, such Mandatory Redemption Notice shall immediately thereafter be deemed revoked and the Corporation shall not effect the Mandatory Redemption contemplated by such Mandatory Redemption Notice.

(d) Events of Default. Each of the following events shall be deemed an "Event of Default":

     (i) the Common Stock is no longer eligible for trading on the Nasdaq Stock Market, or is not otherwise listed or quoted on the American Stock Exchange or the New York Stock Exchange;


                                    Page A-15

    (ii) a Change of Control Transaction or Liquidation Event occurs or is publicly announced;

   (iii) a Registration Statement filed pursuant to the Registration Rights Agreement or the Joint Investor Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before the one hundred and eightieth (180th) day following the Issue Date or, following such effectiveness, is unavailable to the Holder, except during an Allowed Delay (as defined in the Joint Investor Registration Rights Agreement);

    (iv) the Corporation grants any Lien on or with respect to any of its assets or the assets of any of its wholly-owned subsidiaries, other than a Permitted Lien;

     (v) the Corporation breaches or provides notice of its intent to breach, in a material respect, any covenant or other material term or condition of this Debenture (including without limitation any payment obligation thereunder), the Purchase Agreement, the Warrant, the Mortgage, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered by the Corporation in connection with the transactions contemplated hereby and thereby, including but not limited to the failure to deliver Conversion Shares and Warrant Shares on or before the Delivery Date therefor, and such breach continues for a period of five (5) Business Days;

    (vi) any representation or warranty made by the Corporation contained in this Debenture, the Purchase Agreement, the Mortgage, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made;

   (vii) a default occurs, after giving effect to any applicable grace or cure period, under or with respect to the Joint Investor Debentures or the Joint Investor Warrants;

  (viii) a default occurs, after giving effect to any applicable grace or cure period, under or with respect to any instrument that evidences Debt of the Corporation;

    (ix) the Corporation's EBITDA during an EBITDA Target Period (as defined below) is less than the corresponding EBITDA Target (as defined below) and at least thirty (30) days has elapsed since the last day of such EBITDA Target Period;


                                    Page A-16

     (x) (A) the Corporation's aggregate capital expenditures for the year ending December 31, 2002 exceed $1,500,000; or (B) the Corporation's aggregate capital expenditures for the year ending December 31, 2003 exceed three percent (3%) of the Corporation's gross revenues generated such year from sales. For purposes hereof, "capital expenditures" and "gross revenues from sales" shall be as shown on the audited financial statements of the Corporation for such fiscal year; and

    (xi) the patent interference proceeding declared in 1991 in the United States Patent and Trademark Office between the Corporation, National Semiconductor Corporation and the Department of the Navy in regard to one of the Corporations' issued United States patents is adjudicated, settled or otherwise resolved in a manner that has, or could reasonably be expected to have, a Material Adverse Effect.

(e) EBITDA Target Periods; EBITDA Targets. For purposes hereof, the terms "EBITDA Target Period" and "EBITDA Target" shall have the following meanings:

     EBITDA Target Period                      EBITDA Target

     Year Ending December 31, 2002             negative $2,000,000

     Six Months Ending June 30, 2003           $750,000

     Six Months Ending September 30, 2003      $750,000

     Six Months Ending December 31, 2003       $750,000

     Each Six Month Period Ending on the
     Last Day of a Fiscal Quarter Occurring
     After December 31, 2003                   $937,500

     Any Fiscal Quarter During 2003            negative $500,000

     Any Fiscal Quarter During 2004            negative $250,000

(f)  EBITDA Calculations.

     (i) For purposes of calculating EBITDA of the Corporation for any EBITDA Target Period, the Corporation shall promptly (but in no event later than the second (2nd) Business Day following the public disclosure of the Corporation's earnings for the reporting period ending on the last day of such EBITDA Target Period (whether by press release, the filing of a Form 10-K, 10-Q or 8-K with the Commission, or otherwise)) deliver to the Holder a certificate (an "EBITDA Certificate"), certified by the Chief Financial Officer of the Corporation as being true and correct to the best of his or her knowledge. Each EBITDA Certificate shall set forth (x) EBITDA of the Corporation for the relevant EBITDA Target Period and (y) the


                                    Page A-17
          calculation of such EBITDA amount in reasonable detail. Upon receipt by the Holder of any EBITDA Certificate, the Holder may, within five (5) Business Days after the date of receiving such EBITDA Certificate (the "EBITDA Review Period"), deliver to the Corporation an objection notice setting forth the Holder's objections to the EBIDTA calculations set forth in such EBITDA Certificate together with a summary of the reasons for such objections (each such notice delivered by the Holder, an "EBITDA Objection Notice"). With respect to any EBITDA Certificate, if the Holder does not deliver an EBITDA Objection Notice within the applicable EBITDA Review Period, such EBITDA Certificate shall be final and binding.

    (ii) If, with respect to an EBITDA Certificate, the Holder delivers an EBITDA Objection Notice to the Corporation within the applicable EBITDA Review Period, the Corporation and the Holder shall use their reasonable best efforts to resolve the objections described in such EBITDA Objection Notice within five (5) Business Days by written agreement (the "EBITDA Adjustments") and, if the Holder and the Corporation so resolve any such differences, the EBITDA Certificate in question, as adjusted pursuant to the EBITDA Adjustments, shall be final and binding.

   (iii) If any objections raised by the Holder in an EBITDA Objection Notice are not resolved by EBITDA Adjustments within five (5) Business Days following receipt by the Corporation of an EBITDA Objection Notice, then the Holder shall submit the objections that are then unresolved to a national accounting firm reasonably acceptable to the Corporation (such firm, the "Accounting Firm"), and shall direct the Accounting Firm to: (x) resolve the unresolved objections (based solely on the presentations by the Corporation and the Holder and in accordance with GAAP) as promptly as reasonably practicable and (y) deliver written notice to each of the Corporation and the Holder setting forth its resolution of the disputed matters. The EBITDA Certificate in question, after giving effect to any EBITDA Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding.

    (iv) The Corporation shall make available to the Holder and, if applicable, the Accounting Firm, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review any EBITDA Certificate or any matters submitted to the Accounting Firm. The fees and expenses of the Accounting Firm hereunder shall be borne by the party whose calculations were most at variance with those of the Accounting Firm.


                                    Page A-18

7.  PRIORITY ON LIQUIDATION.

(a) In the event of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Corporation or to its creditors, as such, or to its assets or (y) the dissolution or other winding up of the Corporation, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each a "Liquidation Event"), then, and in any such event, the Holder of this Debenture shall first be entitled to receive payment in full of all principal of, and all Interest and other amounts due or to become due on, this Debenture before any payment on account of principal, premium, if any, interest, dividends or any other amounts is made on any Debt of the Corporation or Junior Securities, whether on account of any purchase, exchange or redemption or other acquisition of such Debt or Junior Securities, at maturity or otherwise. Notwithstanding the foregoing, the Debenture shall rank in pari passu with the Joint Investor Debentures.

(b) In the event that, upon the occurrence of a Liquidation Event, the assets of the Corporation are insufficient to pay all amounts due hereunder and under the Joint Investor Debentures, subject to Infineon's first priority security interest in certain assets of the Corporation pursuant to the Security Agreement, such assets, or the proceeds thereof, shall be distributed pro rata to the Holder and the holders of the Joint Investor Debentures on a pro rata basis in accordance with the respective principal amounts represented thereby.

8.  MISCELLANEOUS.

(a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available.

(b) Notices. Any notice, demand or request required or permitted to be given by the Corporation or the Holder pursuant to the terms of this Debenture shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and(ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:


                                    Page A-19

     If to the Corporation:

          Ramtron International Corporation
          1850 Ramtron Drive
          Colorado Springs, CO 80921
              Attn:  LuAnn D. Hanson, Chief Financial Officer
              Tel: (719) 481-7000
              Fax: (719) 481-9170

              with a copy to:

                  Coudert Brothers LLP
                  950 Seventeenth Street
                  Suite 1800
                  Denver, Colorado 80202
                  Attn:  John A. St. Clair, Esq.
                  Tel:  (303) 260-6221
                  Fax:  (303) 607-1080

     and if to the Holder, at such address as the Holder shall have furnished the Corporation in writing.

(c) Amendments. No amendment, modification or other change to, or waiver of any provision of, this Debenture may be made unless such amendment, modification or change is set forth in writing and is signed by the Corporation and the Holder . Notwithstanding anything to the contrary contained in the Debenture, this Debenture may also be amended by operation of Section 7.11 of the Purchase Agreement upon the satisfaction of the conditions described therein.

(d) Transfer of Debenture. The Holder may sell, transfer or otherwise dispose of all or any part of this Debenture (including without limitation pursuant to a pledge) to any person or entity as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act of 1933, as amended, or is exempt from registration thereunder. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the Holder of a debenture in the principal amount acquired by such transferee, and the Corporation shall, as promptly as practicable, issue and deliver to such transferee a new debenture identical in all respects to this Debenture, in the name of such transferee. The Corporation shall be entitled to treat the original Holder as the holder of this entire Debenture unless and until it receives written notice of the sale, transfer or disposition hereof.

(e) Lost or Stolen Debenture. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Debenture, if mutilated, the Corporation shall execute and deliver to the Holder a new Debenture identical in all respects to this Debenture.


                                    Page A-20

(f) Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

(g) Successors and Assigns. The terms and conditions of this Debenture shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Corporation and the Holder. The Corporation may not assign its rights or obligations under this Debenture except as specifically required or permitted pursuant to the terms hereof.

(h) Most Favored Nations. The rights of the Purchaser and the obligations of the Corporation set forth in Section 7.11 of the Purchase Agreement are hereby incorporated by reference and made a part of this Agreement.

IN WITNESS WHEREOF, the Corporation has caused this Debenture to be signed in its name by its duly authorized officer on the date first above written.

RAMTRON INTERNATIONAL CORPORATION

By:
     ------------------------
Name:
Title:


                                    Page A-21

                                   ANNEX I

                             NOTICE OF CONVERSION

The undersigned hereby elects to convert principal of the 5% Secured Convertible Debenture (the "Debenture") issued by RAMTRON INTERNATIONAL CORPORATION (the "Company") into shares of common stock ("Common Stock") of the Corporation according to the terms and conditions of the Debenture. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Debenture.

Date of Conversion:
                     ------------------------------

Principal Amount of
Debenture to be Converted:
                            ------------------------------

Amount of  Interest
to be Converted:
                   ------------------------------

Number of Shares of
Common Stock to be Issued:
                            ------------------------------

Name of Holder:
                 ------------------------------

Address:
          ------------------------------
          ------------------------------
          ------------------------------

Signature:
            -------------------------
Name:
       ------------------------------
Title:
       ------------------------------

Holder Requests Delivery to be made: (check one)

/  /  By Delivery of Physical Certificates to the Above Address

/  /  Through Depository Trust Corporation
      (Account                     )


                                    Page A-22

                                   ANNEX II

                                 Schedule of
                                  Decreases
                            of Principal Amount

Principal                         Amount of
Balance                           Decrease                Date

    $XX,000,000
----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------

----------------------        -------------------        --------------------


                                    Page A-23

                         Exhibit B to Purchase Agreement

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER,
SALE OR TRANSFER.   SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE
SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONAFIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARANT.

Warrant to Purchase                                Issue Date:  March XX, 2002
XXXXXXXX  Shares

                          WARRANT TO PURCHASE COMMON STOCK

                                         of

                        RAMTRON INTERNATIONAL CORPORATION

THIS CERTIFIES that Infineon Technologies AG, a German stock corporation ("Infineon") or any subsequent holder hereof (the "Holder"), has the right to purchase from RAMTRON INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), up to XXXXXXXX fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the "Issue Date") and ending at 5:00 p.m., New York time, on the date that is the fifth (5th) anniversary of the Issue Date (the "Expiration Date"). This Warrant is issued pursuant to the Securities Purchase Agreement, dated as of March 14, 2002, between the Company and Infineon (the "Securities Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

1.  Exercise.

(a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The "Exercise Price" payable by the Holder in connection with the exercise of this Warrant shall be equal to $XXXX (subject to adjustment for the events specified in Section 6 below).


                                    Page B-1

(b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 7:00 p.m., New York time, on the Business Day on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company and to its designated transfer agent for the Common Stock (the "Transfer Agent") a copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice") stating the number of Warrant Shares as to which such exercise applies and the calculation therefor. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and, in the case of a Cash Exercise (as defined below), the Exercise Price. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to the Company's independent accountant of national recognition within two (2) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations (the "Dispute Procedure"). Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

(d) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.


                                    Page B-2

2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to paragraph 1 above, the Company shall, (A) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, (B) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and
(ii) such later date on which the Company shall have received payment of the Exercise Price, and (C) with respect to Warrant Shares which are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to paragraph 1(b) (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST") and no legend is required to appear on any physical certificate if issued, crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Warrant Shares delivered to the Holder shall not contain any restrictive legend as long as (x) the resale, transfer, pledge or other disposition of such shares is covered by an effective registration statement, (y) such shares have been publicly sold pursuant to Rule 144, or
(z) such shares can be sold pursuant to Rule 144(k), or any successor rule or provision.

3.  Failure to Deliver Warrant Shares.

In the event that the Holder has not received certificates (without any restrictive legend in the circumstances described in clause (x), (y) or (z) of paragraph 2 above) representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an "Exercise Default"), the Holder shall have the following rights:

(a) the right to receive from the Corporation an amount equal to (i) "N/365" multiplied by (ii) the aggregate Exercise Price of the Warrant Shares which are the subject of such Exercise Default (such amount, the "Exercise Default Amount") multiplied by (iii) twenty four percent (24%), where "N" equals the number of days elapsed between the Delivery Date and the date on which such Exercise Default has been cured; and, at the Holder's option, either of the following:


                                    Page B-3

(b) (1) the right to receive from the Corporation an amount equal to (A) the aggregate amount paid by the Holder for shares of Common Stock purchased by the Holder in order to make delivery on a sale effected in anticipation of receiving Warrant Shares upon such exercise minus
         (B) the aggregate Exercise Price for such Warrant Shares; or

    (2) the right to require the Corporation to reinstate the Warrant by an amount equal to the Exercise Default Amount and deem the exercise resulting in such Exercise Default rescinded, null and void.

In addition to its right to receive the foregoing amounts, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). Amounts payable under this paragraph 3 shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company pursuant to this paragraph 3.

4.  Exercise Limitations.

Subject to the terms of the Rights Agreement, dated as of April 19, 2001, between the Corporation and Citibank, N.A., in no event shall the Holder be permitted to exercise this Warrant, or part thereof, with respect to Warrant Shares in excess of the number of such shares, upon the issuance of which,
(x) the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this paragraph 4) plus (y) the number of shares of Common Stock issuable upon such exercise would be equal to or exceed 49.9% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder's representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this
Section 4 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4.

5. Payment of the Exercise Price; Cashless Exercise. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

(a) through a cash exercise (a "Cash Exercise") by delivering immediately available funds, or


                                    Page B-4

(b) if all of the Warrant Shares issuable hereunder are not then eligible for resale pursuant to an effective Registration Statement, through a cashless exercise (a "Cashless Exercise") by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

            X = Y x (A-B)/A

    where:  X = the number of Warrant Shares to be issued to the Holder;

            Y = the number of Warrant Shares with respect to which this
                Warrant is being exercised;

            A = the Market Price (as defined in the Debenture) on the Exercise
                Date; and

            B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

6. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price or the number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such Exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

(a) Adjustment of Exercise Price upon Certain Issuances of Common Stock. In the event that the Company (A) issues Common Stock, whether upon the exercise of rights, warrants, securities convertible or exercisable into Common Stock ("Convertible Securities")or otherwise, at a price per share that is lower than the Exercise Price then in effect, or (B) issues Convertible Securities with a conversion price, exercise price or exchange ratio, that is lower than the Exercise Price, the Exercise Price shall be reduced to such lower price. In the event that the Company (A) issues Common Stock, whether upon the exercise of Convertible Securities or otherwise, or (B) issues Convertible Securities with a conversion price, exercise price or exchange ratio, in the case of either (A) or
     (B), that is lower than the Market Price (but not lower than the Exercise Price, in which case the immediately preceding sentence shall apply), the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of outstanding (not including any shares of Common Stock held in the treasury of the Company) immediately prior to the such


                                    Page B-5
     issuance, plus (y) the quotient of the aggregate consideration (if any) received by the Company upon such issuance divided by the Market Price in effect immediately prior to such issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such issuance. "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding excluding any shares of Common Stock held in the treasury of the Company, but which shall include, in the case where any such issuance comprises the issuance of Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise of the Convertible Securities for which the adjustment is required. No further adjustment of the Exercise Price shall be made pursuant to this paragraph (a) upon the actual issuance of Common Stock pursuant to such Convertible Securities, unless the price at which such issuance is effected is less than the price used to make such adjustment, in which case the Exercise Price shall be adjusted as though such lesser price had been in effect as of the date on which such Convertible Securities were issued.

(b) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

(c) Distributions. If the Company or any of its Subsidiaries shall at any time distribute to holders of Common Stock (or to a holder, other than the Company, of the common stock of any such Subsidiary) cash, evidences of indebtedness or other securities or assets including any dividend or distribution in shares of capital stock of a Subsidiary of the Company (collectively, a "Distribution") then, in any such case, the Holder of this Warrant shall be entitled to receive, at the same time as such assets are received by a holder of such stock, at the option of the Holder, (A) an amount and type of such Distribution as though the Holder were a holder on the record date therefor of a number of shares of Common Stock into which this Warrant is exercisable as of such record date (such number of shares to be determined at the Exercise Price then in effect and without regard to any limitation on exercise of this Warrant that may exist pursuant to the terms hereof or otherwise) and (B) a reduction in the Exercise Price as of the record date for such Distribution, such reduction to be effected by reducing the Exercise Price in effect on the Business Day immediately preceding such record date by an amount equal to the fair market value of the assets so distributed divided by the number of shares of Common Stock to which such Distribution is made, such fair market value to be reasonably determined in good faith by the Company's Board of Directors.


                                    Page B-6

(d) Major Transactions. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), then the holder of this Warrant may, at its option, either (a) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain this Warrant and this Warrant shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, or (b) receive consideration, in exchange for this Warrant upon the surrender thereof (without payment of any exercise price hereunder), equal to the greater of, as determined in the sole discretion of the Holder, (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon the exercise of this Warrant (pursuant to the Cashless Exercise feature hereof) would have been entitled upon such Major Transaction had the Holder so exercised this Warrant (without regard to any limitations on exercise herein or elsewhere contained) on the Trading Date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had the Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction, and (ii) cash paid by the Company in immediately available funds in an amount equal to the product of the (x) Market Price (as defined in the Debenture) calculated as of the date of the public announcement of the transaction resulting in such Major Transaction, and (y) the maximum number of Warrant Shares issuable to the Holder upon a Cashless Exercise of the Warrant as of such date (without regard to any limitations on exercise herein contained), and the Company shall make lawful provision for the foregoing as a part of such Major Transaction and, in the case of (i) above, shall cause the issuer of any security in such transaction to assume all of the Company's obligations under the Securities Purchase Agreement, the Debenture and the Registration Rights Agreement.

(e) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this paragraph 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 6. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.


                                    Page B-7

(f) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made pursuant to this Section 6 (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Initial Closing Date (except in the case where the price at which such warrant, option or security is exercised has decreased since the Initial Closing Date as a result of a reset, anti-dilutive adjustment or similar occurrence); (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the Board of Directors of the Company; (iii) upon the exercise of the Warrants or the conversion of the Debentures; (iv) upon the issuance of securities pursuant to a firm-commitment, fixed-price underwritten offering; and (v) upon the issuance of securities in connection with a strategic investment made by the Company or a third party, the primary purpose of which is not the raising of equity capital; provided, that any and all such issuances do not exceed, in the aggregate, five percent (5%) of the Common Stock outstanding as of the Issue Date. Notwithstanding the foregoing, no adjustment to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments to the Exercise Price by reason of this clause that are not made shall be carried forward and taken into account in any subsequent adjustment of the Exercise Price that is required to be made under this Warrant

7.  Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be rounded up or down to the nearest whole number of shares of Common Stock.

8.  Transfer of this Warrant.

The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made in the pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act. Upon such transfer or other disposition, the Holder shall deliver a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.


                                    Page B-8

9.  Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

10.  Loss, theft, destruction or mutilation  of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

11.  Notice or Demands.

Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the next Business Day after timely delivery to an overnight courier, addressed as follows:

If to the Company:

     Ramtron International Corporation
     1850 Ramtron Drive
     Colorado Springs, CO 80921
        Attn:  LuAnn D. Hanson, Chief Financial Officer
        Tel:  (719) 481-7000
        Fax:  (719) 481-9170

     with a copy to:

       Coudert Brothers LLP
       950 Seventeenth Street
       Suite 1800
       Denver, Colorado 80202
       Attn:  John A. St. Clair, Esq.
       Tel:  (303) 260-6221
       Fax:  (303) 607-1080

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.


                                    Page B-9

12.  Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

13.  Most Favored Nations.

The rights of the Purchaser and the obligations of the Company set forth in
Section 7.11 of the Securities Purchase Agreement are hereby incorporated by reference and made a part of this Warrant.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 28th day of March, 2002.

RAMTRON INTERNATIONAL CORPORATION


By:
   -------------------------------
Name:
Title:


                                    Page B-10

                             EXHIBIT A to WARRANT

                               EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase of the shares of Common Stock ("Warrant Shares") of RAMTRON INTERNATIONAL CORPORATION evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

    /   /   a Cash Exercise with respect to XXXXXX Warrant Shares; and/or

    /   /   a Cashless Exercise with respect to XXXXXXX Warrant Shares, as permitted by Section 5(b) of the attached Warrant.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $XXXXXXXX to the Company in accordance with the terms of the Warrant.


Date:
       ------------------------

------------------------------------------
Name of Registered Holder

By:
    --------------------------------------
       Name:
       Title:


                                    Page B-11

                              EXHIBIT B to WARRANT

                                TRANSFER NOTICE


FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right
to purchase            shares of the Common Stock of RAMTRON INTERNATIONAL
CORPORATION evidenced by the attached Warrant.

Date:
      ---------------------------

--------------------------------------
Name of Registered Holder


By:
    ---------------------------------
Name:
Title:

Transferee Name and Address:

---------------------------------

---------------------------------

---------------------------------


                                    Page B-12

                         Exhibit C to the Purchase Agreement

Material Terms of the Security Agreement:

-- The Debenture shall be secured by the European Receivables.

-- In the event that the European Receivables are insufficient to satisfy the Company's obligations under the Debenture, the Debenture shall be secured by the Company's Intellectual Property and the Company shall execute and deliver to Purchaser a security agreement in the form attached to the Security Agreement to such effect.


                                    Page C-1

                          Exhibit D to the Purchase Agreement

                                 AMENDMENT NO. 1
                         TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT No. 1 (this "Amendment") to the Registration Rights Agreement dated as of February 12, 2001 (the "Agreement") by and between Infineon Technologies AG, a German stock corporation ("Infineon"), and Ramtron International Corporation, a Delaware corporation (the "Company"), is dated as of March XX, 2002, and is being entered into by and between Infineon and the Company.

                                      RECITALS

WHEREAS, Infineon and the Company entered into the Agreement in order to provide Infineon with certain registration rights with respect to shares of the Company's Common Stock purchased by Infineon pursuant to the Share Purchase Agreement dated December 14, 2000 (the "Purchase Agreement"), by and between Infineon and the Company;

WHEREAS, concurrently herewith, Infineon and the Company are consummating a transaction pursuant to which Infineon has agreed, among other things, to purchase additional securities of the Company which are, respectively, convertible into and exercisable for shares of the Company's Common Stock and the Company has agreed, among other things, to register such shares of Common Stock on the same terms and conditions as the Company agreed to register the shares of Common Stock purchased by Infineon under the Purchase Agreement; and

WHEREAS, Infineon and the Company wish hereby to amend the Agreement so that the registration rights contained therein also apply to the shares of the Company's Common Stock into and for which the securities being purchased by Infineon concurrently herewith are, respectively, convertible and exercisable.

NOW, THEREFORE, in consideration of the foregoing recitals, the following covenants and promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

                                   AGREEMENT

1.  Definitions

Unless otherwise defined herein, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement, and references to "Section" or "Sections" herein are references to the specified sections of the Agreement.

2.  Amendments

    2.1 Section 1 - "Registrable Securities". The first sentence of the definition of "Registrable Securities" in Section 1 of the Agreement is hereby amended and restated to read in its entirety as follows:


                                    Page D-1

         "Registrable Securities" shall mean all or any portion of the Shares, Conversion Shares, and Warrant Shares (each of the Conversion Shares and Warrant Shares as defined in the Securities Purchase Agreement) beneficially owned by a Holder of such shares.

    2.2 Section 1 - "Securities Purchase Agreement". A new definition for the term "Securities Purchase Agreement" is hereby added to Section 1 of the Agreement to read in its entirety as follows:

         "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of March 14, 2002, entered into by and between Infineon and the Company.

3.  Effect of Amendments

Except as expressly modified by the provisions of this Amendment, the Agreement and all of the terms, provisions and conditions thereof shall for all purposes remain unchanged, and in full force and effect, and are approved, ratified and confirmed, and from and after the date hereof all references to the Agreement in any other agreement to which any of the undersigned are parties shall mean the Agreement as amended hereby.

4.  Counterparts

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth in the preamble hereof.

INFINEON TECHNOLOGIES AG                  RAMTRON INTERNATIONAL
                                          CORPORATION


By                                        By
   -------------------------                 ----------------------------
Name:                                     Name:
Title:                                    Title:

By
  -------------------------
Name:
Title:


                                    Page D-2

                          Exhibit E to the Purchase Agreement

                                  AMENDMENT NO. 1
                           TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT No. 1 (this "Amendment") to the Share Purchase Agreement dated as of December 14, 2000 (the "Agreement"), by and between Infineon Technologies AG, a German stock corporation ("Infineon"), and Ramtron International Corporation, a Delaware corporation (the "Company") is dated as of March XX, 2002, and is being entered into by and between Infineon and the Company.

                                     RECITALS

WHEREAS, pursuant to the Agreement, Infineon purchased shares of the Company's Common Stock and, subject to certain conditions, agreed to refrain from acquiring any additional shares of the Company's Common Stock for a specified period of time (the "Standstill Period"), which period is still in effect;

WHEREAS, concurrently herewith, Infineon and the Company are consummating a transaction pursuant to which Infineon will, among other things, purchase additional securities of the Company which are convertible and exercisable into shares of the Company's Common Stock and Ramtron will, among other things, waive its rights with respect to the applicability of the Standstill to Infineon's purchase of such additional securities and Infineon will, among other things, agree to amend the terms of the Standstill in accordance with this Amendment,

WHEREAS, Infineon and the Company wish hereby to amend the Agreement in order to extend the Lock-Up Period.

NOW, THEREFORE, in consideration of the foregoing recitals, the following covenants and promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

                                   AGREEMENT

1.  Definitions

Unless otherwise defined herein, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement, and references to "Section" or "Sections" herein are references to the specified sections of the Agreement.

2.  Amendments

    2.1  Section 7.9 - "Infineon Standstill".  Subsection (a)(i) of Section
         7.9 of the Agreement is hereby amended and restated to read in its entirety as follows:

         "(i) the date three (3) years after the Initial Closing Date,"


                                    Page E-1

3.  Effect of Amendments

Except as expressly modified by the provisions of this Amendment, the Agreement and all of the terms, provisions and conditions thereof shall for all purposes remain unchanged, and in full force and effect, and are approved, ratified and confirmed, and from and after the date hereof all references to the Agreement in any other agreement to which any of the undersigned are parties shall mean the Agreement as amended hereby.

4.  Counterparts

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth in the preamble hereof.

INFINEON TECHNOLOGIES AG                  RAMTRON INTERNATIONAL
                                          CORPORATION


By                                        By
   -------------------------                 ----------------------------
Name:                                     Name:
Title:                                    Title:

By
  -------------------------
Name:
Title:


                                    Page E-2